UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2019

MOBIQUITY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-51160	11-3427886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

35 Torrington Lane Shoreham, New York	11786
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 246-9422

________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of September 13, 2019, Mobiquity Technologies, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “GTECH SPA”) with GBT Technologies, Inc. (“GTECH”), pursuant to which the Company acquired from GTECH 15,000,000 shares of the Company’s common stock that was owned by GTECH (the “MOBQ Shares”). In consideration for the purchase of the MOBQ Shares from GTECH, the Company transferred to GTECH 110,000 shares of GTECH’s common stock that was owned by the Company.

The foregoing description of the GTECH SPA is not complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached to this Current Report as Exhibit 10.1, the terms of which are incorporated herein by reference.

On September 13, 2019, Advangelists, LLC, a wholly-owned subsidiary of the Company (“AVNG”), entered into Amendment No. 1 to Employment Agreement (the “Katyal Amendment”) with Deepankar Katyal, the CEO of AVNG, which amends Mr. Katyal’s original employment agreement (the “Original Katyal Agreement”), dated as of December 7, 2018. Pursuant to the Katyal Amendment, among other things, (i) the Company agreed to indemnify Mr. Katyal to the extent provided in the Company’s Certificate of Incorporation (the “Certificate”) and By-laws and to include Mr. Katyal as an insured under the Company’s applicable directors’ and officers’ liability insurance policies; (ii) AVNG agreed to provide Mr. Katyal with an automobile allowance of $550.00 per month, and (iii) the non-compete restrictive covenants contained in the Original Katyal Agreement ceased. In addition, the Katyal Amendment provides for the Company to redeem the shares of the Company’s Class B Preferred Stock (the “Class B Stock”) owned by Mr. Katyal, and entitles Mr. Katyal to the following additional compensation:

•	A bonus, payable in cash or common stock of the Company, equal to 1% of the Company’s gross revenue (the “Gross Revenue”) for each completed fiscal month during the 2019 fiscal year, subject to certain revenue thresholds as set forth in the Katyal Amendment;
•	Commissions equal to 10% of the Net Revenues (as defined in the Katyal Amendment) of all New Katyal Managed Accounts (as defined in the Katyal Amendment);
•	Options to purchase 15,000,000 shares of the Company’s common stock at an exercise price of $0.09 per share, of which 10,000,000 vest on the date of the Katyal Amendment, and of which 5,000,000 vest on the one year anniversary of the Katyal Amendment.

In connection with the Katyal Amendment, on September 13, 2019, the Company entered into a Class B Preferred stock Redemption Agreement (the “Katyal Redemption Agreement”), pursuant to which the Company redeemed the Company’s Class B Stock owned by Katyal.

On September 13, 2019, AVNG entered into Amendment No. 1 to Employment Agreement (the “Katyal Amendment”) with Lokesh Mehta, which amends Mr. Mehta’s original employment agreement (the “Original Mehta Agreement”), dated as of December 7, 2018. Pursuant to the Mehta Amendment, among other things, (i) the Company agreed to indemnify Mr. Mehta to the extent provided in the Company’s Certificate and By-laws and to include Mr. Mehta as an insured under the Company’s applicable directors’ and officers’ liability insurance policies; (ii) AVNG agreed to provide Mr. Mehta with an automobile allowance of $550.00 per month, and (iii) the non-compete restrictive covenants contained in the Original Mehta Agreement ceased. In addition, the Mehta Amendment provides for the Company to redeem the shares of the Company’s Class B Preferred Stock (the “Class B Stock”) owned by Mr. Mehta, and entitles Mr. Mehta to the following additional compensation:

•	A bonus, payable in cash or common stock of the Company, equal to 1% of the Company’s Gross Revenue for each completed fiscal month during the 2019 fiscal year, subject to certain revenue thresholds as set forth in the Mehta Amendment;
•	Commissions equal to 5% of the Net Revenues (as defined in the Mehta Amendment) of all New Katyal Managed Accounts (as defined in the Katyal Amendment);
•	Options to purchase 15,000,000 shares of the Company’s common stock at an exercise price of $0.09 per share, of which 10,000,000 vest on the date of the Mehta Amendment, and of which 5,000,000 vest on the one year anniversary of the Mehta Amendment.

In connection with the Mehta Amendment, on September 13, 2019, the Company entered into a Class B Preferred stock Redemption Agreement (the “Mehta Redemption Agreement”), pursuant to which the Company redeemed the Company’s Class B Stock owned by Mehta.

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The foregoing description of the Katyal Amendment, Katyal Redemption Agreement, Mehta Amendment, and Mehta Redemption Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Katyal Amendment, Katyal Redemption Agreement, Mehta Amendment, and Mehta Redemption Agreement, copies of which are attached to this Current Report as Exhibits 10.2, 10.3, 10.4, and 10.5, respectively, the terms of which are incorporated herein by reference.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 13, 2019, Dr. Gene Salkind, who is a director of the Company, and an affiliate of Dr. Salkind (collectively, the “Lenders”) subscribed for convertible promissory notes (the “Note”) and loaned to the Company an aggregate of $2,300,000 (the “Loans”).

The Notes bear interest at a fixed rate of 15% per annum, computed based on a 360-day year of twelve 30-day months and will be payable monthly in arrears. Interest on the Notes is payable in cash, or, at the Lenders’ option, in shares of the Company’s common stock. The principal amount due under the Notes will be payable on September 30, 2029, unless earlier converted pursuant to the terms of the Notes.

Subject to the Company obtaining prior approval from the Company’s shareholders for the issuance of shares of common stock upon conversion of the Notes, if and to the extent required by the New York Business Corporation Law, the Notes will be convertible into equity of the Company upon the following events on the following terms:

•	At any time at the option of the Lenders, the outstanding principal under the Notes will be converted into shares of common stock of the Company at a conversion price of $0.08 per share (the “Conversion Price”).
•	at any time that the trailing thirty (30) day volume weighted average price per share (as more particularly described in the Notes) of the Company’s common stock is above $1.00 per share, until the Notes are no longer outstanding, the Company may convert the entire unpaid un-converted principal amount of the Notes, plus all accrued and unpaid interest thereon, into shares of the Company’s common stock at the Conversion Price.

The Notes contain customary events of default, which, if uncured, entitle the Lenders thereof to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, their Notes.

In connection with the subscription of the Notes, the Company issued to each Lender a warrant to purchase one share of the Company’s common stock for every two shares of common stock issuable upon conversion of the Notes, at an exercise price of $0.12 per share (the “Lender Warrants”).

The foregoing is a brief description for the subscription of the Notes and the terms of the Notes and the Lender Warrants, and is qualified in its entirety by reference to the full text of the Subscription Agreements, Notes, and Lender Warrants, copies of which are attached to this Current Report as Exhibit 10.6, 10.7, 10.8, 10.9, and 10.10, the terms of which are incorporated herein by reference.

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2019 (the “May 8-K”), the Company assumed a promissory note (the “AVNG Note”) payable to Deepankar Katyal (the “Payee”), as representative of the former owners of AVNG, which at the time of assumption had a remaining principal balance of $7,512,500. Simultaneously with the assumption of the AVNG Note, the AVNG Note was amended and restated as disclosed in the May 8-K (the “First Amended AVNG Note”). Effective as of September 13, 2019, the Company and Payee entered into a Second Amended and Restated Promissory Note (the “Second Amended AVNG Note”), in the principal amount of $6,750,000, pursuant to which the repayment terms under the First Amended AVNG Note were amended and restated as follows:

•	$5,250,000 of the principal balance remaining due under the Second Amended AVNG Note is payable by the delivery of (i) 65,625 shares of the Company’s newly designated Class E Preferred Stock, which is convertible into 65,625,000 shares the Company’s common stock, and (ii) common stock purchase warrants to purchase 32,812,500 shares of the Company’s common stock, at an exercise price of $0.12 per share (the “AVNG Warrant”).
•	$1,530,000 of the principal balance, inclusive of all accrued and unpaid interest, remaining due under the Second Amended AVNG Note in three equal consecutive monthly installments of $510,000, commencing on September 15, 2019 and on the 15th day of each month thereafter until paid in full.

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The Second Amended AVNG Note provides that upon an Event of Default (as defined in the Second Amended AVNG Note), and upon the election of the Payee, (i) the shares of Class E Preferred Stock issuable pursuant to the terms of the Second Amended AVNG Note, and any shares of the Company’s common stock issued upon the conversion of the Class E Preferred Stock, shall be cancelled and cease to issued and outstanding, (ii) the AVNG Warrants (as defined below), to the extent unexercised, shall be cancelled, and (iii) the Second Amended AVNG Note shall be cancelled and the repayment of the principal amount remaining due to Payee shall be paid in accordance with the terms of the First Amended AVNG Note.

The foregoing is a brief description of the terms of the Second Amended AVNG Note and AVNG Warrant, and is qualified in its entirety by reference to the full text of the Second Amended AVNG Note and AVNG Warrant, copies of which are attached to this Current Report as Exhibit 10.11 and 10.12, the terms of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the Notes and the Second Amended AVNG Notes is incorporated by reference herein. The Notes and Second Amended AVNG Note, and, unless subsequently registered, the shares underlying the Notes, Second Amended AVNG Notes, Lender Warrants, and AVNG Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by the Company’s Board of Directors on September 10, 2019, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of New York to designate the rights, preferences and limitations of 70,000 shares of the Company’s authorized 5,000,000 shares of Preferred Stock, $.0001 par value, as Class E Preferred Stock, $0.0001 per share (“Class E Preferred Stock”).

The foregoing description of the Certificate of Amendment is not complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1, the terms of which are incorporated herein by reference.]

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No,	Description

3.1	Certificate of Amendment to Certificate of Incorporation*
10.1	Stock Purchase Agreement, effective as of September 13, 2019, by and between Mobiquity Technologies, Inc. and GBT Technologies, Inc.
10.2	Amendment No. 1 to Employment Agreement, dated as of September 13, 2019, by and between Advaneglists, LLC and Deepankar Katyal
10.3	Class B Preferred Stock Redemption Agreement, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Deepankar Katyal
10.4	Amendment No. 1 to Employment Agreement, dated as of September 13, 2019, by and between Advaneglists, LLC and Lokesh Mehta
10.5	Class B Preferred Stock Redemption Agreement, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Lokseh Mehta
10.6	Subscription Agreement, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Dr. Gene Salkind*
10.7	Convertible Promissory Note in favor of Dr. Gene Salkind, dated as of September 13, 2019*
10.8	Subscription Agreement, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Marital Trust GST Subject U/W/O Leopold Salkind*
10.9	Convertible Promissory Note in favor of Marital Trust GST Subject U/W/O Leopold Salkind, dated as of September 13, 2019*
10.10	Form of Lender Warrant*
10.11	Second Amended and Restated Promissory Note, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Deepankar Katyal, as representative of the former owners of Advangelists, LLC
10.12	Form of Common Stock Purchase Warrant

________________________

* To be filed by amendment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 19, 2019	MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean L. Julia
Name: Dean L. Julia
Title: Chief Executive Officer

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